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                                                                Exhibit 10(y)(2)


          LONG ISLAND LIGHTING COMPANY EXECUTIVE EMPLOYMENT AGREEMENT

                 THIS AGREEMENT, made and entered into as of the 21st day of November, 1994, by and between LONG ISLAND LIGHTING COMPANY, a New York corporation (hereinafter referred to as the "Company"), and Theodore A. Babcock (hereinafter referred to as "Executive").

                             W I T N E S S E T H :

                 WHEREAS, the Executive is employed by the Company in a key executive capacity and the Executive's services are valuable to the conduct of the business of the Company; and

                 WHEREAS, the Company recognizes that circumstances may arise in which a change in control of the Company occurs, through acquisition or otherwise, thereby causing uncertainty about the Executive's future employment with the Company without regard to the Executive's competence or past contributions, which uncertainty may result in the loss of valuable services of the Executive to the detriment of the Company and its shareholders, and the Company and the Executive wish to provide reasonable security to the Executive as an incentive for the continuation by Executive of his or her current relationship with the Company.

                 NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the [parties hereto mutually covenant and agree as follows:

                 1.  Definitions.

                 (A) Cause. "Cause" for termination by the Company of the Executive's employment after a Change of Control of the Company shall, for purposes of this Agreement, be limited to (i) the Executive's intentionally engaging in conduct not in good faith which has caused demonstrable and serious financial injury to the Company, all of which shall be evidenced by a determination in a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, in an action, suit or proceeding, whether civil, criminal, administrative or investigative; (ii) conviction of a felony (as evidenced by binding and final judgment, order or decree of a court of competent jurisdiction, in effect after exhaustion of all rights of appeal) which substantially impairs the Executive's ability to perform his duties or responsibilities; and (iii) continuing willful and unreasonable refusal by the Executive to perform the Executive's duties or responsibilities (unless such duties or responsibilities have been significantly changed without the Executive's consent).


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                 (B) Change of Control. The term "Change of Control" means an event which shall be deemed to have occurred if:

                 (i) any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities;

                 (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (iii) or (iv) herein) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                 (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities shall not constitute a Change of Control; or

                 (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of, or the Company sells or disposes of, all or substantially all of the Company's assets or all or substantially all of the assets of the Company acquired for or used in the electric utility

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         business of the Company, or any such sale or disposition is effected through condemnation proceedings.

         The Chief Legal Officer shall notify the parties to this Agreement as to whether and when a Change of Control has occurred. The preceding sentence shall not preclude any other party to this Agreement from giving such notice.

                 (C) Company. Upon the occurrence of any merger or consolidation described in Section 1(B)(iii) in which the Company is not the surviving entity and which is not a Change of Control, "Company" shall thereafter for all purposes hereof be deemed to mean such surviving entity and in such event "Company" for purposes of Section 1(B)(ii) shall mean Long Island Lighting Company prior to such event and such surviving entity thereafter.

                 (D) Notice of Termination. "Notice of Termination" shall mean a notice delivered by the Company or the Executive, as the case may be, and stating that the Executive's employment with the Company is terminated.

                 (E) Limited Waiver. The waiver by the Company of a violation of any provisions of this Agreement, whether express or implied, shall not operate or be construed as a waiver of any subsequent violation of any such provision.

                 (F) Code. For purposes of this Agreement, the term "Code" means the Internal Revenue Code of 1986, including any amendments thereto or successor tax codes thereof. References to any section of the Code shall include any amended or successor section of comparable import.

                 (G) Covered Termination. For purposes of this Agreement, the term "Covered Termination" means any termination of the Executive's employment where the Termination Date is any date prior to the end of the Employment Period.

                 (H) Employment Period. For purposes of this Agreement, the term "Employment Period" means a period commencing on the date of a Change of Control of the Company, and ending at 11:59 p.m. Eastern Time on the third anniversary of such date.

                 (I) Good Reason. For purposes of this Agreement, the Executive shall have a "Good Reason" for termination of employment after a Change of Control of the Company in the event of:

                 (i) a termination of the Executive's employment by the Company for any reason other than Cause;

                 (ii) a good faith determination by the Executive that there has been a significant adverse change, without the

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         Executive's written consent, in the Executive's working conditions or status with the Company from such working conditions or status in effect immediately prior to the Change of Control of the Company, including but not limited to (A) a significant change in the nature or scope of the Executive's authority, powers, functions, duties or responsibilities, or (B) a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements (regardless of whether such reduction is part of a general reduction applicable to such items at the Company); or

                 (iii) any voluntary termination of employment by the Executive for any reason other than Cause where the Notice of Termination is given more than three months after the date on which there is a Change of Control of the Company, but not after the date which is the third anniversary of such Change of Control of the Company.

                 (J) Person. For purposes of this Agreement, the term "Person" shall mean any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert.

                 (K) Termination Date.

                 (i) For purposes of this Agreement, the term "Termination Date" means (a) if the Executive's employment is terminated by the Executive's death, the date of death; (b) if the Executive's employment is terminated by reason of voluntary early retirement, as agreed in writing by the Company and the Executive, the date of such early retirement which is set forth in such written agreement; (c) if the Executive's employment is terminated for purposes of this Agreement by reason of disability, as defined in the Retirement Income Plan of the Company (as in effect on the date hereof), the earlier of thirty days after the Notice of Termination is given or one day prior to the end of the Employment Period; (d) if the Executive's employment is terminated by the Executive voluntarily (other than for Good Reason), the date the Notice of Termination is given; and (e) if the Executive's employment is terminated by the Company (other than by reason of disability) or by the Executive for Good Reason, the earlier of thirty days after the Notice of Termination is given or one day prior to the end of the Employment Period, except that if the Notice of Termination is given on or prior to the third anniversary of the date of the Change of Control of the Company, the Termination Date shall be deemed to have occurred no later

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         than the third anniversary of the date of the Change of Control of the
         Company.  Notwithstanding the foregoing:

                 (ii) If termination is "for Cause" pursuant to Section 1(A) of this Agreement and if the Executive has "cured the conduct" constituting such Cause as described by the Company in its Notice of Termination within such thirty day or shorter period, then the Executive's employment hereunder shall continue as if the Company had not delivered its Notice of Termination.

                 (iii) If the party receiving the Notice of Termination notifies the other party that a dispute exists concerning the termination and it is finally determined that the reason asserted in such Notice of Termination did not exist, then (a) if such Notice was delivered by the Executive, the Executive will be deemed to have voluntarily terminated his employment and the Termination Date shall be the earlier of the date fifteen days after the Notice of Termination is given or one day prior to the end of the Employment Period and (b) if delivered by the Company, the Company will be deemed to have terminated the Executive other than by reason of death, disability or Cause.

                 2. Termination or Cancellation Prior to Change of Control. The Company and the Executive shall each retain the right to terminate the employment of the Executive at any time prior to a Change of Control of the Company. In the event (A) the Executive's employment is terminated prior to a Change of Control of the Company, or (B) no Change of Control of the Company occurs prior to December 31, 1999, this Agreement shall be terminated and canceled and of no further force and effect, and any and all rights and obligations of the parties hereunder shall cease.

                 3. Benefits. If there is a Covered Termination, the Executive shall be entitled to the following benefits:

                 (A) Accrued Benefits. The Executive shall be paid the amount of the Executive's Accrued Benefits. For purposes of this Agreement, the Executive's "Accrued Benefits" shall include the following amounts, payable as described herein: (i) all base salary, and accrued vacation pay, for the time period ending with the Termination Date; (ii) reimbursement for any and all monies or other reimbursable costs advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company for the time period ending with the Termination Date;
(iii) any and all other cash earned through the Termination Date and deferred at the election of the Executive or pursuant to any deferred compensation plan then in effect, and any increments thereon as

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determined under such plan; and (iv) a lump sum payment of the bonus or incentive compensation otherwise payable to the Executive with respect to the year in which termination occurs, or for the prior year, under all bonus or incentive compensation plans in which the Executive is a participant. Payment of Accrued Benefits shall be made promptly in accordance with the Company's prevailing practice.

                 (B) Welfare Benefits.

                     (i) Until the third anniversary of the date of the Covered Termination, the Executive shall continue to be covered, at the expense of the Company, by the same or equivalent welfare benefits, including life insurance, hospitalization, medical and dental coverage and disability benefits, as were provided to the Executive immediately prior to the date of the Change of Control.

                     (ii) In the case of benefits of a character described in
Section 4980B of the Code, the Company shall reimburse the Executive for the cost of coverage for such benefits until such third anniversary of the date of the Covered Termination (which may be effected by paying the applicable premium on behalf of the Executive and reporting it as income of the Executive for federal and other applicable income tax purposes). The amount of such payment shall be grossed up so that the net effect of such payment by the Company, after giving effect to federal, state and local income taxes on payments under this subdivision (ii), shall be the same as if the Company had provided such coverage fully at its own expense as described in subdivision (i) of this Section (B).

                 (C) Leased Automobile. For a period of 90 days from the date of a Covered Termination, the Company shall continue to make available to the Executive the leased automobile being provided for the Executive by the Company at the date of the Change of Control (or in the case of a successor automobile, such automobile) on the same basis and at the same cost to the Executive, if any, as such automobile is provided on the Termination Date.

                 (D) Severance Payment. The Executive will be entitled to cash compensation equal to three (3) years pay, calculated as described below, payable in equal monthly installments. The aggregate cash compensation will be calculated as the greater of three (3) times (i) the Executive's current rate of base salary at the Termination Date or (ii) the Executive's highest annual rate of base salary within one (1) year prior to the Change of Control. Cash compensation paid pursuant to this provision shall be subject to appropriate payroll deductions.

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                 (E) Supplemental Death and Retirement Benefit Plan.

                 (i) An executive whose employment is terminated for any reason after a Change of Control and who is not vested at the time of such termination in the post-retirement benefits provided under the Supplemental Death and Retirement Benefits Plan (SD&RB) shall become vested as of the date of a Change of Control in the following percentage of such benefits.

                 (ii) The percentage referred to in subdivision (i) of this
         Section is the percentage determined by multiplying 100 percent by a fraction, the numerator of which is the Executive's period of service at the Executive's Termination Date computed to the nearest whole month and then increased by 36 months, and the denominator of which is the years of service, or partial years of service, computed to the nearest whole month, which the Executive would have had at the first day of the month in which the Executive's 65th birthday falls, had the Executive been continuously employed until such date. The percentage so determined shall be multiplied by the number of the Participant's Units of Participation in the SD&RB at the date of any Change of Control to determine the Units available to the Participant at the Termination Date and the provisions of the SD&RB shall be deemed to be amended to the full extent necessary to give effect to the provisions of this
         Section 3(E).

                 (iii) The percentage of the life insurance or annuity benefit provided under the SD&RB for each Unit, or fraction thereof, shall become payable at the end of the period described in (A) above during which the pre-retirement death benefit provided under the SD&RB is continued.

                 (iv) If the Executive elects any annuity benefit provided under the SD&RB, such benefit shall be elected within 90 days of the Termination Date. With respect to the calculation of the amount of any annuity benefit payable to the Executive under the SD&RB, the actuarial equivalent of the normal form of benefit provided under the SD&RB shall be computed by adding 36 months to the Executive's attained age, and with no reduction for commencement before age 60 (determined after such addition), and a reduction of four percent (4%) for each full year that the Executive is under age 60 (determined after such addition). In addition to the options available under the SD&RB, the Executive may elect to receive a lump sum payment of the actuarial equivalent of any annuity option provided under the SD&RB. Any such lump sum payment shall be determined by utilizing an actuarial factor of 110.16 per $1 of monthly income as of the Termination Date. The amount determined as of the

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         Termination Date, whether in a lump sum or annuity form, shall be actuarially increased to reflect the interval between the Termination Date and the date of payment, based on the rate of interest announced by Morgan Guaranty Trust Company of New York from time to time as its prime or base lending rate between the Termination Date and the payment date.

                 (F) Tax Gross-Up.

                 (i) In the event that the Executive becomes entitled to payments in connection with a Change in Control or his termination of employment (the "Payments"), if any of the Payments will be subject to the tax imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed) (the "Excise Tax"), the Company shall pay to Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by him, after deduction of any Excise Tax on the Payments and any federal, state and local income tax and Excise Tax upon the payment provided for by this paragraph, shall be equal to the Payments. For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax, (a) any other payments or benefits received or to be received by Executive in connection with a Change of Control or his termination of employment (whether pursuant to the terms of this Agreement or any plan, arrangement or agreement with the Company or any person whose actions result in a Change of Control or any person affiliated with the Company or such person) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors, and consented to in writing by the Executive, which consent shall not be unreasonably withheld, such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered before the date of the change within the meaning of
         Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax, (b) the amount of the Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of
         (1) the total amount of the Payments or (2) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying clause (a), above), and (c) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in

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         accordance with the principles of Sections 280G(d)(3) and (4) of the
         Code.

                 For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal, state and local income taxes at the highest marginal rate of federal, state and local income taxation in the calendar year in which the Gross-Up Payment is to be made. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of Executive's employment, he shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by Executive if such repayment results in a reduction in Excise Tax and/or a federal, state and local tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code, applied by treating the period between initial payment of the Gross-Up Payment and the repayment in respect thereof as the term of the debt instrument referred to in section 1274(d)(1)(A) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

                 (ii) A Gross-Up Payment shall be made not later than the fifth day, or as soon thereafter as the Company in good faith deems practicable, following the date Executive becomes subject to payment of excise tax; provided, however, that if the amounts of such payment cannot be finally determined on or before such day, the Company shall pay to Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payment (together with interest at the rate provided under Section 1274(b)(2)(B) of the Code) as soon as the amount can be determined but no later than the thirtieth day after the date Executive becomes subject to the payment of excise tax. In the event the amount of the estimated payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Executive, payable on the fifth day after demand by the Company (together with

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         interest at the rate provided in Section 1274(b)(2)(B) of the Code).

                 4.  Further Obligations of the Executive.

                 (A) Confidentiality. The Executive agrees that, in the event of any Covered Termination where the Executive is entitled to Accrued Benefits and the Termination Payment, the Executive shall hold in confidence and not directly or indirectly disclose or use or copy or make lists of any confidential information or proprietary data of the Company, except to the extent authorized in writing pursuant to authorization by the Board of Directors of the Company or required by any court or administrative agency, other than to an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of duties as an executive of the Company. Confidential information shall not include any information known generally to the public or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that of the Company. All records, files, documents and materials, or copies thereof, relating to the business of the Company which the Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of the Company and shall be promptly returned to the Company upon termination of employment with the Company.

                 5. Expenses and Interest. If, after a Change in Control of the Company, (A) a dispute arises with respect to the enforcement of the Executive's rights under this Agreement or (B) any legal or arbitration proceeding shall be brought to enforce or interpret any provision contained herein or to recover damages for breach hereof, the Executive shall recover from the Company any reasonable attorneys' fees and necessary costs and disbursements, including without limitation expert witness fees, incurred as a result of such dispute, legal or arbitration proceeding ("Expenses"), and prejudgment interest on any money judgment or arbitration award obtained by the Executive calculated at the rate of interest announced by Morgan Guaranty Trust Company of New York from time to time as its prime or base lending rate from the date that payments to him should have been made under this Agreement. Within ten days after the Executive's written request therefor (which, without limitation, may be made periodically or from time to time based on the date or dates at which the Executive is billed for services and related expenses which are reimbursable as "Expenses" hereunder), the Company shall pay to the Executive, or such other person or entity as the Executive may designate in writing to the Company, the Executive's reasonable Expenses in advance of the final disposition or conclusion of any such dispute, legal or arbitration proceeding.

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                 6.  Payment Obligations Absolute. The Company's obligation during and after the Employment Period to pay the Executive the amounts and to make the benefit and other arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against him or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final, and the Company will not seek to recover all or any part of such payment from the Executive, or from whomsoever may be entitled thereto, for any reason whatsoever.

                 7.  Successors.

                 (A) If the Company sells, assigns or transfers all or substantially all of its business and assets to any Person or if the Company merges into or consolidates or otherwise combines (where the Company does not survive such combination) with any Person (any such event, a "Sale of Business"), then the Company shall assign all of its right, title and interest in this Agreement as of the date of such event to such Person, and the Company shall cause such Person, by written agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform from and after the date of such assignment all of the terms, conditions and provisions imposed by this Agreement upon the Company. In case of such assignment by the Company and of assumption and agreement by such Person, as used in this Agreement, "Company" shall thereafter mean such Person which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law, and this Agreement shall inure to the benefit of, and be enforceable by, such Person. The Executive shall, in his discretion, be entitled to proceed against any or all of such Persons, any Person which theretofore was such a successor to the Company (as defined in the first paragraph of this Agreement) and the Company (as so defined) in any action to enforce any rights of the Executive hereunder. Except as provided in this Subsection, this Agreement shall not be assignable by the Company. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

                 (B) This Agreement and all rights of the Executive shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, heirs and beneficiaries. All amounts payable to the Executive under this Agreement, if the Executive had lived shall be paid, in the event of the Executive's death, to the Executive's estate, heirs and representatives; provided, however, that the foregoing shall not be construed to modify any terms of

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any benefit plan of the Company or of any agreement or arrangement of the
Company with respect to benefits, as such terms are in effect on the date of the Change of Control of the Company, that expressly govern benefits under such plan, agreement or arrangement in the event of the Executive's death.

                 8. Severability. The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereto are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

                 9. Amendment. This Agreement may not be amended or modified at any time except by written instrument executed by the Company and the Executive.

                 10. Withholding. The Company shall be entitled to withhold from amounts to be paid to the Executive hereunder any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold; provided, that the amount so withheld shall not exceed the minimum amount required to be withheld by law. The Company shall be entitled to rely on an opinion of nationally recognized tax counsel if any question as to the amount or requirement of any such withholding shall arise.

                 11. Governing Law; Resolution of Disputes. This Agreement and the rights and obligations hereunder shall be governed and construed in accordance with the laws of the State of New York. Any dispute arising out of this Agreement shall, at the Executive's election, be determined by arbitration under the rules of the American Arbitration Association then in effect (in which case both parties shall be bound by the arbitration award) or by litigation. Whether the dispute is to be settled by arbitration or litigation, the venue for the arbitration or litigation shall be New York or, at the Executive's election, if the Executive is no longer residing or working in the New York metropolitan area, in the judicial district encompassing the city in which the Executive resides; provided, that, if the Executive is not then residing in the United States, the election of the Executive with respect to such venue shall be either in New York, New York or in the judicial district encompassing that city in the United States among the thirty cities having the largest population (as determined by the most recent United States Census data available at the Termination Date) which is closest to the Executive's residence. The parties consent to personal jurisdiction in each trial court in the selected venue having subject matter jurisdiction notwithstanding their residence or situs, and each party irrevocably consents to service of process in the manner provided hereunder for the giving of notices.

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                 12. Payment from Trust Funds. The Company has established
various Trust Funds in order to assure payment by the Company of obligations under its various benefit programs and pursuant to this Agreement. In the event that the Company or its successors or assigns shall not make a payment required by this Agreement or pursuant to any employment arrangement or agreement with respect to which a Trust has been established, the Trustee of such Trust, consistent with the terms and conditions of the Trust, shall make the payment required of the Company without any need to inquire into the obligations of the Executive to the Company under this Agreement.

                 13. Notices. All notices hereunder shall be in writing and deemed properly given if delivered by hand and receipted or if mailed by registered mail, return receipt requested. Notices to the Company shall be directed to the Corporate Secretary at the Company's headquarters offices. Notices to the Executive shall be directed to his last known home address.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement dated this 21st day of November, 1994.

                                           LONG ISLAND LIGHTING COMPANY

                                           By: /s/ W. J. Catacosinos
                                               ---------------------------------


                                               /s/ Theodore A. Babcock
                                               ---------------------------------
                                                   Theodore A. Babcock
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